Exhibit 99.1

SL GREEN REALTY CORP. REPORTS
THIRD QUARTER 2022 EPS OF $0.11 PER SHARE;
AND FFO OF $1.66 PER SHARE

Financial and Operating Highlights
•Net income attributable to common stockholders of $0.11 per share for the third quarter of 2022 as compared to net income of $5.91 per share for the same period in 2021.
•Funds from operations, or FFO, of $1.66 per share for the third quarter of 2022, after giving effect to $1.1 million, or $0.02 per share, of non-cash fair value adjustments, as compared to $1.78 per share for the same period in 2021.
•Signed 32 Manhattan office leases covering 930,232 square feet in the third quarter of 2022 and 108 Manhattan office leases covering 1,940,043 square feet for the first nine months of 2022. The mark-to-market on signed Manhattan office leases was 2.8% higher for the third quarter and 10.4% lower for the first nine months of 2022 than the previous fully escalated rents on the same spaces.
•Same-store cash net operating income, or NOI, including the Company's share of same-store cash NOI from unconsolidated joint ventures, decreased by 0.5% for the third quarter of 2022 and increased by 5.0% for the first nine months of 2022 as compared to the same period in 2021, excluding lease termination income.
•Manhattan same-store office occupancy increased to 92.1% as of September 30, 2022, inclusive of leases signed but not yet commenced.
Investing Highlights
•Entered into an agreement to sell 414,317 square feet of office leasehold condominium units at 885 Third Avenue to Memorial Sloan Kettering Cancer Center ("MSK") for total consideration of $300.4 million, which was leased to MSK during the third quarter and is included in the Company's leasing activity above. SL Green will retain the remaining 218,796 square feet of the building, which is currently 91.7% leased. The sale is anticipated to close in the fourth quarter of 2022, subject to satisfaction of closing conditions.
•Closed on the acquisition of 245 Park Avenue. The Company previously had a preferred equity investment in the property. The property is subject to third-party mortgage and mezzanine loans totaling $1.7 billion, which mature in June 2027 and have a combined fixed interest rate of 4.22% per annum.

•Closed on the conversion of the Company's previous mezzanine debt investment in 5 Times Square to a 31.55% common equity interest, with no additional investment from the Company. The conversion occurred simultaneous with a recapitalization of the balance of the existing mortgage and mezzanine loans encumbering the property totaling $1.29 billion, which include future funding for leasing and redevelopment capital. The loans mature in September 2026, as fully extended, and bear interest at a blended floating interest rate of 4.56% per annum over Term SOFR on a fully-funded basis.
Financing Highlights
•In October, the Company closed on a new $400.0 million corporate unsecured term loan facility. The facility, which can be increased to $500.0 million subject to lender commitments, matures in April 2024, as fully extended, and bears interest at 140 basis points over adjusted SOFR. Proceeds from the new facility were used for the repayment of corporate unsecured bonds in October.
•Executed current or forward starting fixed rate corporate swaps totaling $1.25 billion with terms ranging from 14 to 48 months to mitigate the Company's exposure to rising interest rates.
NEW YORK, October 19, 2022 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported net income attributable to common stockholders for the quarter ended September 30, 2022 of $7.4 million, or $0.11 per share, as compared to net income of $388.2 million, or $5.91 per share, for the same quarter in 2021. Net income attributable to common stockholders for the third quarter of 2022 included $3.2 million, or $0.05 per share, of net gains from the sale of real estate interests and non-cash fair value adjustments, as compared to $395.3 million, or $5.69 per share, of net gains from the sale of real estate interests and non-cash fair value adjustments for the same period in 2021.
The Company also reported a net loss attributable to common stockholders for the nine months ended September 30, 2022 of $28.7 million, or $0.47 per share, as compared to net income of $486.1 million, or $7.24 per share, for the same period in 2021. Net loss attributable to common stockholders for the nine months ended September 30, 2022 included $68.6 million, or $0.99 per share, of net losses recognized from the sale of real estate interests and non-cash fair value adjustments. Net income for the nine months ended September 30, 2021 included $483.7 million, or $6.81 per share, of net gains recognized from the sale of real estate interests and non-cash fair value adjustments.
The Company reported FFO for the quarter ended September 30, 2022 of $114.2 million, or $1.66 per share, after giving effect to $1.1 million, or $0.02 per share, of non-cash fair value adjustments, as compared to FFO for the same period in 2021 of $127.0 million, or $1.78 per share. FFO for the third quarter of 2021 included $11.4 million, or $0.16 per share, of lease termination income.
The Company also reported FFO for the nine months ended September 30, 2022 of $358.8 million, or $5.18 per share, after giving effect to $7.3 million, or $0.11 per share, of non-cash fair value adjustments, as compared to FFO for the same period in 2021 of $373.0 million, or $5.10 per share.
All per share amounts are presented on a diluted basis.

Operating and Leasing Activity
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, decreased by 2.2% for the third quarter of 2022, or 0.5% excluding lease termination income, as compared to the same period in 2021.
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 6.2% for the nine months ended September 30, 2022, or 5.0% excluding lease termination income, as compared to the same period in 2021.
During the third quarter of 2022, the Company signed 32 office leases in its Manhattan office portfolio totaling 930,232 square feet. The average lease term on the Manhattan office leases signed in the third quarter of 2022 was 5.9 years and average tenant concessions were 4.9 months of free rent with a tenant improvement allowance of $44.14 per rentable square foot, excluding leases signed at One Vanderbilt Avenue, One Madison Avenue, and the MSK lease at 885 Third Avenue. Nineteen leases comprising 75,636 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $72.71 per rentable square foot, representing a 2.8% increase over the previous fully escalated rents on the same office spaces.
During the first nine months of 2022, the Company signed 108 office leases in its Manhattan office portfolio totaling 1,940,043 square feet. The average lease term on the Manhattan office leases signed in the first nine months of 2022 was 8.2 years and average tenant concessions were 9.0 months of free rent with a tenant improvement allowance of $81.94 per rentable square foot, excluding leases signed at One Vanderbilt Avenue, One Madison Avenue, and the MSK lease at 885 Third Avenue. Sixty-five leases comprising 601,486 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $70.29 per rentable square foot, representing a 10.4% decrease over the previous fully escalated rents on the same office spaces. Excluding one lease covering 236,026 square feet at 100 Park Avenue, the replacement leases had average starting rents representing a 0.4% increase over the previous fully escalated rents.
Occupancy in the Company's Manhattan same-store office portfolio increased to 92.1% as of September 30, 2022, inclusive of 186,193 square feet of leases signed but not yet commenced, as compared to 92.0% at the end of the previous quarter.

Significant leases signed in the third quarter include:
•New lease with Memorial Sloan Kettering Cancer Center for 414,317 square feet at 885 Third Avenue;
•New lease with Franklin Templeton Companies, LLC for 347,474 square feet at One Madison Avenue;
•Renewal and expansion lease with Kinney Systems, Inc. for 64,926 square feet at 555 West 57th Street;
•New lease with Fidelity Information Services, LLC for 25,488 square feet at One Vanderbilt Avenue;
•New lease with ETC Venues 810 7th, LLC for 23,362 square feet at 810 Seventh Avenue;
•New lease with Kaplan Fox & Kilsheimer LLP for 11,860 square feet at 800 Third Avenue;
•Early retail renewal with Balenciaga America, Inc. for 11,777 square feet at 110 Greene Street; and
•Seven early renewals totaling 23,841 square feet and seven new leases totaling 20,251 square feet at 420 Lexington Avenue.
Investment Activity
To date in 2022, the Company has repurchased 2.0 million shares of its common stock and redeemed 0.6 million units of its Operating Partnership, or OP units, bringing total repurchases and redemptions to 38.1 million shares of common stock and 2.4 million OP units under the previously announced $3.5 billion share repurchase program. The Company redeemed 0.4 million of OP units and did not repurchase any shares of common stock during the third quarter of 2022.
In August, the Company entered into an agreement to sell 414,317 square feet of office leasehold condominium units at 885 Third Avenue - better known as "The Lipstick Building" - to MSK for total consideration of $300.4 million, which was leased to MSK during the third quarter and is included in the Company's leasing activity above. SL Green will retain the remaining 218,796 square feet of the building, which is currently 91.7% leased. The sale is anticipated to close in the fourth quarter of 2022, subject to satisfaction of closing conditions.
In September, the Company acquired 245 Park Avenue. The 1.8 million square foot, 44-story, Class A office property with a prime Park Avenue location strengthens the Company's premier portfolio in the Grand Central/Park Avenue submarket. The Company previously had a preferred equity investment in the property with a book value of $195.6 million. The property is subject to third-party mortgage and mezzanine loans totaling $1.7 billion, which mature in June 2027 and have a combined fixed interest rate of 4.22% per annum.

In September, the Company converted its previous mezzanine debt investment in 5 Times Square to a 31.55% common equity interest, with no additional investment from the Company. The Company's mezzanine debt investment in the property had a book value of $139.1 million. The 1.1 million square foot, 39-story building, is located on the northwest corner of 41st Street along 7th Avenue where Roku, Inc. signed a 237,791 square foot lease in January 2022. The conversion occurred simultaneous with a recapitalization of the balance of the existing mortgage and mezzanine loans encumbering the property totaling $1.29 billion, of which $847.0 million was funded at closing. The loans mature in September 2026, as fully extended, and bear interest at a blended floating interest rate of 4.69%, reduced to 4.56% once fully funded, over Term SOFR, subject to a Term SOFR floor of 75 basis points.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s debt and preferred equity ("DPE") portfolio was $664.0 million at September 30, 2022. The portfolio had a weighted average current yield of 6.4%, or 7.7% excluding the effect of $238.7 million of investments that are on non-accrual. During the third quarter, the Company did not originate or acquire any new investments.
Financing Activity
In October, the Company closed on a new $400.0 million corporate unsecured term loan facility, which can be increased to $500.0 million before January 2023, subject to customary conditions and lender commitments. The facility matures in April 2024, as fully extended, and bears interest at 140 basis points over adjusted SOFR. Proceeds from the new facility were used for the repayment of $500.0 million of corporate unsecured bonds in October.
During the quarter, the Company executed $1.25 billion of fixed rate corporate swaps to mitigate Company exposure to rising interest rates. The completed swaps were as follows (dollars in millions):

Notional Value	Effective Date	Maturity Date	Swapped Rate
$200.0	November 2022	January 2024	4.41%
200.0	November 2022	January 2024	4.49%
100.0	January 2023	January 2028	3.76%
50.0	February 2023	February 2027	2.46%
200.0	February 2023	February 2027	2.59%
100.0	February 2023	February 2027	2.73%
100.0	February 2023	February 2027	2.90%
300.0	July 2023	May 2027	2.87%
$1,250.0

Dividends
In the third quarter of 2022, the Company declared:
•Three monthly ordinary dividends on its outstanding common stock of $0.3108 per share, which were paid on August 15, September 15, and October 17, 2022, equating to an annualized dividend of $3.73 per share of common stock; and
•A quarterly dividend on its outstanding 6.50% Series I Cumulative Redeemable Preferred Stock of $0.40625 per share for the period July 15, 2022 through and including October 14, 2022, which was paid on October 17, 2022 and is the equivalent of an annualized dividend of $1.625 per share.
Institutional Investor Conference
The Company will host its Annual Institutional Investor Conference on Monday, December 5, 2022 beginning at 9:00 AM ET. The event will be held in-person, by invitation only. The presentation will be available online via audio webcast, in listen only mode, and the accompanying presentation materials can be accessed in the Investors section of the SL Green Realty Corp. website at www.slgreen.com on the day of the conference. An audio replay of the presentation will be available in the Investors section of the SL Green Realty Corp. website following the conference.
For more information about the event, please email SLG2022@slgreen.com.
Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, October 20, 2022, at 2:00 pm ET to discuss the financial results.
The supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Financial Reports.”
The live conference call will be webcast in listen-only mode and a replay will be available in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Presentations & Webcasts.”
Company Profile
SL Green Realty Corp., Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of September 30, 2022, SL Green held interests in 62 buildings totaling 33.6 million square feet. This included ownership interests in 29.3 million square feet of Manhattan buildings and 3.5 million square feet securing debt and preferred equity investments.
To obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at investor.relations@slgreen.com.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenues:	2022	2021	2022	2021

Rental revenue, net	$142,962	$142,703	$415,932	$469,429
Escalation and reimbursement	19,990	12,660	58,283	58,634
Investment income	29,513	20,072	69,808	59,452
Other income	19,991	29,766	57,842	61,895
Total revenues	212,456	205,201	601,865	649,410
Expenses:
Operating expenses, including related party expenses of $3,221 and $8,916 in 2022, and $3,563 and $8,827 in 2021	45,011	40,684	127,151	126,851
Real estate taxes	35,111	32,139	96,677	121,318
Operating lease rent	7,388	6,557	20,429	20,003
Interest expense, net of interest income	21,824	14,807	51,854	57,155
Amortization of deferred financing costs	2,043	2,345	5,908	9,505
Depreciation and amortization	48,462	49,277	142,359	169,534
Transaction related costs	292	190	321	215
Marketing, general and administrative	21,276	23,477	69,574	68,426
Total expenses	181,407	169,476	514,273	573,007

Equity in net loss from unconsolidated joint ventures	(21,997)	(15,487)	(31,262)	(31,321)
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	—	(1,280)	(131)	(5,438)
Purchase price and other fair value adjustment	(1,117)	208,810	(7,348)	209,527
Gain (loss) on sale of real estate, net	4,276	187,766	(61,104)	285,338
Depreciable real estate reserves	—	—	—	(5,696)
Net income (loss)	12,211	415,534	(12,253)	528,813
Net (income) loss attributable to noncontrolling interests in the Operating Partnership	(491)	(22,683)	1,831	(28,489)
Net loss (income) attributable to noncontrolling interests in other partnerships	993	915	(2,269)	2,454
Preferred unit distributions	(1,598)	(1,823)	(4,844)	(5,492)
Net income (loss) attributable to SL Green	11,115	391,943	(17,535)	497,286
Perpetual preferred stock dividends	(3,738)	(3,738)	(11,213)	(11,213)
Net income (loss) attributable to SL Green common stockholders	$7,377	$388,205	$(28,748)	$486,073
Earnings Per Share (EPS)
Net income (loss) per share (Basic) (1)	$0.11	$5.95	$(0.47)	$7.29
Net income (loss) per share (Diluted) (1)	$0.11	$5.91	$(0.47)	$7.24

Funds From Operations (FFO)
FFO per share (Basic) (1)	$1.67	$1.84	$5.24	$5.29
FFO per share (Diluted) (1)	$1.66	$1.83	$5.18	$5.25
FFO per share (Pro forma) (2)	$1.66	$1.78	$5.18	$5.10

Basic ownership interest
Weighted average REIT common shares for net income per share	63,949	64,856	63,971	66,248
Weighted average partnership units held by noncontrolling interests	4,088	3,834	4,104	4,024
Basic weighted average shares and units outstanding (1)	68,037	68,690	68,075	70,272

Diluted ownership interest
Weighted average REIT common share and common share equivalents	64,809	65,662	65,145	67,025
Weighted average partnership units held by noncontrolling interests	4,088	3,834	4,104	4,024
Diluted weighted average shares and units outstanding (1)	68,897	69,496	69,249	71,049
Pro forma adjustment (2)	—	1,991	—	2,038
Pro forma diluted weighted average shares and units outstanding (2)	68,897	71,487	69,249	73,087

(1) During the first quarter of 2022, the Company completed a reverse stock split to mitigate the dilutive impact of stock issued for a special dividend paid primarily in stock. The share-related data has been retroactively adjusted to reflect the reverse stock split.
(2) During the first quarter of 2022, the Company completed a reverse stock split and a special dividend paid primarily in stock. GAAP requires the weighted average common shares outstanding to be retroactively adjusted for all periods presented to reflect the reverse stock split. However, GAAP requires shares issued pursuant to the special dividend be included in diluted weighted average common shares outstanding only from the date on which the special dividend was declared. To facilitate comparison between the periods presented, the Company calculated Pro forma diluted weighted average shares and units outstanding, which includes the shares issued pursuant to the special dividend from the beginning of the 2021 reporting periods.

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30,	December 31,
	2022	2021
Assets	(Unaudited)
Commercial real estate properties, at cost:
Land and land interests	$1,715,371	$1,350,701
Building and improvements	5,028,486	3,671,402
Building leasehold and improvements	1,676,811	1,645,081
Right of use asset - operating leases	1,041,661	983,723
	9,462,329	7,650,907
Less: accumulated depreciation	(2,005,922)	(1,896,199)
	7,456,407	5,754,708
Assets held for sale	—	140,855
Cash and cash equivalents	201,267	251,417
Restricted cash	183,811	85,567
Investment in marketable securities	16,535	34,752
Tenant and other receivables	41,334	47,616
Related party receivables	27,287	29,408
Deferred rents receivable	252,555	248,313
Debt and preferred equity investments, net of discounts and deferred origination fees of $1,994 and $5,057 in 2022 and 2021, respectively, and allowances of $6,630 in both 2022 and 2021	663,985	1,088,723
Investments in unconsolidated joint ventures	3,185,800	2,997,934
Deferred costs, net	115,952	124,495
Other assets	571,117	262,841
Total assets	$12,716,050	$11,066,629

Liabilities
Mortgages and other loans payable	$3,237,390	$1,399,923
Revolving credit facility	450,000	390,000
Unsecured term loan	1,250,000	1,250,000
Unsecured notes	599,996	900,915
Deferred financing costs, net	(22,898)	(23,808)
Total debt, net of deferred financing costs	5,514,488	3,917,030
Accrued interest payable	18,705	12,698
Accounts payable and accrued expenses	175,203	157,571
Deferred revenue	280,251	107,275
Lease liability - financing leases	103,888	102,914
Lease liability - operating leases	911,756	851,370
Dividend and distributions payable	24,362	187,372
Security deposits	50,926	52,309
Liabilities related to assets held for sale	—	64,120
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Other liabilities	312,564	195,390
Total liabilities	7,492,143	5,748,049

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	293,743	344,252
Preferred units	177,943	196,075

Equity
Stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both September 30, 2022 and December 31, 2021	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 65,376 and 65,132 issued and outstanding (including 1,060 and 1,027 held in Treasury) at September 30, 2022 and December 31, 2021, respectively	655	672
Additional paid-in capital	3,780,286	3,739,409
Treasury stock at cost	(128,655)	(126,160)
Accumulated other comprehensive income (loss)	57,574	(46,758)
Retained earnings	755,862	975,781
Total SL Green Realty Corp. stockholders’ equity	4,687,654	4,764,876
Noncontrolling interests in other partnerships	64,567	13,377
Total equity	4,752,221	4,778,253
Total liabilities and equity	$12,716,050	$11,066,629

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Funds From Operations (FFO) Reconciliation:	2022	2021	2022	2021

Net income (loss) attributable to SL Green common stockholders	$7,377	$388,205	$(28,748)	$486,073
Add:
Depreciation and amortization	48,462	49,277	142,359	169,534
Joint venture depreciation and noncontrolling interest adjustments	63,890	61,733	185,352	176,920
Net (income) loss attributable to noncontrolling interests	(502)	21,768	438	26,035
Less:
Loss (gain) on sale of real estate, net	4,276	187,766	(61,104)	285,338
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	—	(1,280)	(131)	(5,438)
Purchase price and other fair value adjustments	—	206,779	—	209,443
Depreciable real estate reserves	—	—	—	(5,696)
Depreciation on non-rental real estate assets	709	754	1,845	1,953
FFO attributable to SL Green common stockholders and unit holders	$114,242	$126,964	$358,791	$372,962

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Operating income and Same-store NOI Reconciliation:	2022	2021	2022	2021

Net income (loss)	$12,211	$415,534	$(12,253)	$528,813
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	—	1,280	131	5,438
Purchase price and other fair value adjustments	1,117	(208,810)	7,348	(209,527)
(Gain) loss on sale of real estate, net	(4,276)	(187,766)	61,104	(285,338)
Depreciable real estate reserves	—	—	—	5,696
Depreciation and amortization	48,462	49,277	142,359	169,534
Interest expense, net of interest income	21,824	14,807	51,854	57,155
Amortization of deferred financing costs	2,043	2,345	5,908	9,505
Operating income	81,381	86,667	256,451	281,276

Equity in net loss from unconsolidated joint ventures	21,997	15,487	31,262	31,321
Marketing, general and administrative expense	21,276	23,477	69,574	68,426
Transaction related costs, net	292	190	321	215
Investment income	(29,513)	(20,072)	(69,808)	(59,452)
Non-building revenue	(13,707)	(13,080)	(35,585)	(25,569)
Net operating income (NOI)	81,726	92,669	252,215	296,217

Equity in net loss from unconsolidated joint ventures	(21,997)	(15,487)	(31,262)	(31,321)
SLG share of unconsolidated JV depreciation and amortization	60,453	60,111	177,908	173,923
SLG share of unconsolidated JV interest expense, net of interest income	55,247	41,865	147,820	109,566
SLG share of unconsolidated JV amortization of deferred financing costs	3,120	4,766	8,904	11,196
SLG share of unconsolidated JV loss on early extinguishment of debt	—	748	325	1,689
SLG share of unconsolidated JV investment income	(386)	(310)	(996)	(920)
SLG share of unconsolidated JV non-building revenue	(1,365)	(814)	(4,260)	(3,000)
NOI including SLG share of unconsolidated JVs	176,798	183,548	550,654	557,350

NOI from other properties/affiliates	(37,867)	(34,601)	(103,463)	(111,694)
Same-store NOI	138,931	148,947	447,191	445,656

Ground lease straight-line adjustment	204	204	611	611
SLG share of unconsolidated JV ground lease straight-line adjustment	192	232	577	697
Straight-line and free rent	(1,624)	(1,311)	(4,666)	(6,460)
Amortization of acquired above and below-market leases, net	13	(100)	(35)	(295)
SLG share of unconsolidated JV straight-line and free rent	4,652	(2,132)	9,650	(12,184)
SLG share of unconsolidated JV amortization of acquired above and below-market leases, net	(4,563)	(4,876)	(13,616)	(13,979)
Same-store cash NOI	$137,805	$140,964	$439,712	$414,046

Lease termination income	(531)	(1,856)	(1,194)	(2,956)
SLG share of unconsolidated JV lease termination income	(65)	(1,217)	(8,445)	(1,471)
Same-store cash NOI excluding lease termination income	$137,209	$137,891	$430,073	$409,619

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based bonuses for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company's ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and pro-rata adjustments for these items from the Company's unconsolidated JVs, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring capital expenditures.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating the Company's properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
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